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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-3 of Oriental Financial Group Inc. of our report dated August 17, 2001 relating to the consolidated financial statements of Oriental Financial Group Inc. as of June 30, 2001 and for each of the two years in the period ended June 30, 2001, which report appears in the current report on Form 8-K of Oriental Financial Group Inc. filed on August 27, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/PRICEWATERHOUSECOOPERS LLP
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San Juan, Puerto Rico
September 8, 2003